Exhibit 99.1

Investor Contact:
Jean Young
The Piacente Group, Inc.
212-481-2050
farmerbros@tpg-ir.com

Farmer Bros. Co. Reports Second Quarter Fiscal 2018 Financial Results

Northlake, Texas—(GLOBE NEWSWIRE)—February 6, 2018—Farmer Bros. Co. (NASDAQ: FARM) (the "Company") today reported financial results for its second fiscal quarter ended December 31, 2017.

Second Quarter Fiscal 2018 Highlights:

•	Volume of green coffee processed and sold increased by 4.6 million pounds, reaching 29.1 million pounds, an 18.7% increase over the prior year period;

•	Gross profit increased $10.4 million to $65.5 million and gross margin decreased 50 basis points to 39.1% over the prior year period;

•	Net loss was $18.8 million compared to net income of $20.1 million in the prior year period;

•	Adjusted EBITDA was $12.9 million compared to $11.2 million in the prior year period.*

•
SQF certification of new Northlake Texas facility remains on track to be completed in the third quarter of fiscal 2018, with annual run-rate production levels of six million pounds expected by end of the fiscal year;

•	Completed acquisition of substantially all of the assets of Boyd Coffee Company (“Boyd”) and began executing integration plan; and

•	Deployed Smart Touch selling platform to over half of our routes, with complete deployment expected by the end of fiscal 2018.

(*Adjusted EBITDA, a non-GAAP financial measure, is reconciled to its corresponding GAAP measure at the end of this press release.)

Mike Keown, President and CEO stated, “We are pleased to have completed our acquisition of the Boyd business in October, which helped drive our volume and net sales in the second quarter. In addition to continuing to win new national accounts and modernizing our DSD channel-based sales strategy, we have significantly strengthened our platform for growth through our acquisitions of Boyd, West Coast Coffee and China Mist. We are expanding our distribution network, adding to our customer base and exploring new product categories, all of which help to position us for increasing production volumes through our existing roasting facilities. Looking forward, we remain confident in the Company’s growth potential and competitive position in the marketplace.”

Second Quarter Fiscal 2018 Results:

Selected Financial Data

The selected financial data presented below under the captions “Income statement data,” “Operating data” and “Balance sheet and other data” summarizes certain performance measures for the three and six months ended December 31, 2017 and 2016 (unaudited).

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
(In thousands, except per share data)
Income statement data:
Net sales	$167,366	$139,025	$299,079	$269,513
Gross margin	39.1%	39.6%	38.3%	39.4%
Income from operations	$2,442	$35,910	$1,184	$38,415
Net (loss) income	$(18,768)	$20,076	$(19,746)	$21,694
Net (loss) income per common share available to common stockholders—diluted	$(1.13)	$1.20	$(1.19)	$1.30

Operating data:
Coffee pounds	29,086	24,505	52,301	47,819
Non-GAAP net (loss) income	$(18,219)	$2,011	$(17,543)	$5,398
Non-GAAP net (loss) income per diluted common share	$(1.09)	$0.12	$(1.05)	$0.32
EBITDA	$11,080	$39,091	$17,168	$47,192
EBITDA Margin	6.6%	28.1%	5.7%	17.5%
Adjusted EBITDA	$12,904	$11,153	$22,233	$22,165
Adjusted EBITDA Margin	7.7%	8.0%	7.4%	8.2%

Balance sheet and other data:
Capital expenditures excluding new facility	$7,247	$10,124	$11,757	$13,359
Total capital expenditures	$8,474	$24,097	$16,249	$48,647
Depreciation and amortization expense	$8,077	$5.075	$15,330	$10,086

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Volume of green coffee processed and sold increased 18.7% for the quarter, with volume associated with the Boyd business acquired in October 2017 contributing approximately 16.5% of this total volume.

In the second quarter of fiscal 2018, green coffee pounds processed and sold through our DSD network were 9.9 million, or 34.0%, of total green coffee pounds processed and sold, while Direct Ship customers represented 18.7 million pounds, or 64.3%, of total green coffee pounds processed and sold. Distributor customers represented 0.5 million pounds, or 1.7%, of total green coffee pounds processed and sold.

Net sales were $167.4 million in the second quarter of fiscal 2018, an increase of 20.4%, or $28.4 million, over the prior year period. This increase compared to the prior year period was driven primarily by a $17.6 million increase in net sales of roast and ground coffee products, a $5.5 million increase in net sales of other beverages, a $3.7 million increase in net sales of culinary products, and a $0.8 million increase in net sales of frozen liquid coffee. These changes were primarily due to the addition of the Boyd business, which contributed $26.3 million to net sales, as well as the benefit of higher prices to our cost plus customers due to higher hedged cost of green coffee in the second quarter of fiscal 2018 compared to the prior year period.

Gross profit in the second quarter of fiscal 2018 increased $10.4 million, or 18.9%, to $65.5 million from $55.1 million, and gross margin decreased 50 basis points to 39.1% from 39.6% in the prior year period. The increase in gross profit was primarily due to the addition of the Boyd business. The decrease in gross margin was primarily due to the addition of the Boyd business carrying a slightly lower gross margin, higher manufacturing costs associated with the production operations in the our new Northlake, Texas facility, and the absence of the beneficial effect of the liquidation of LIFO inventory quantities in the three months ended December 31, 2017, as compared to the same period in the prior fiscal year.

Operating expenses in the second quarter of fiscal 2018 increased $43.9 million, or 228.8%, to $63.1 million, or 37.7% of net sales, from $19.2 million, or 13.8% of net sales, in the prior year period. The increase in operating expenses during the period was primarily due to the effect of the recognition of $37.4 million in net gain from the sale of the Torrance facility in the three months ended December 31, 2016, as well as a $10.2 million increase in selling expenses and a $0.1 million increase in general and administrative expenses. The increase in operating expenses was partially offset by a $3.8 million million decrease in restructuring and other transition expenses associated with the corporate relocation plan compared to the prior year period. The increases in selling expenses and general and administrative expenses during the second quarter of fiscal 2018 were primarily driven by the addition of the Boyd business and West Coast Coffee which added approximately $9.4 million to operating expenses exclusive of their related depreciation and amortization, acquisition and integration costs of $1.0 million, and an increase of $1.7 million in depreciation and amortization expense, partially offset by the absence of $3.7 million in non-recurring 2016 proxy contest expenses incurred in the three months ended December 31, 2016.

As a result of the foregoing factors, income from operations in the second quarter of fiscal 2018 was $2.4 million, as compared to $35.9 million in the prior year period.

Total other expense in the second quarter of fiscal 2018 was $0.3 million, as compared to $2.4 million in the prior year period, a decrease of $2.1 million, primarily due to the liquidation of substantially all of our preferred stock portfolio in the fourth quarter of fiscal 2017 to fund expenditures associated with our new facility, and lower mark-to-market losses on coffee-related derivative instruments, offset by higher interest expense due to an increase in borrowings under our revolving credit facility. In the second quarter of fiscal 2018, net losses on coffee-related derivative instruments were $0.2 million compared to net losses of $1.2 million in the same period of the prior year.

Income tax expense was $20.9 million in the second quarter of fiscal 2018 as compared to $13.4 million in the prior year period. The increase in income tax expense was primarily a result of incremental tax expense related to the reduction in net deferred tax balances to reflect the reduction in our estimated annual effective tax rate as a result of the Tax Cuts and Jobs Act of 2017 effective December 22, 2017.

As a result of the foregoing factors, net loss was $18.8 million, or $1.13 per common share available to common stockholders in the second quarter of fiscal 2018, as compared to net income of $20.1 million, or $1.20 per diluted common share available to common stockholders, in the prior year period.

Non-GAAP Financial Measures:

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures; a reconciliation of these non-GAAP measures to their corresponding GAAP measures is included at the end of this press release.

Beginning in the fourth quarter of fiscal 2017, we modified the calculation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin to exclude acquisition and integration costs. Acquisition and integration costs include legal expenses, consulting expenses and internal costs associated with acquisitions and integration of those acquisitions. Beginning in the fourth quarter of fiscal 2017 acquisition and integration costs were significant and, we believe, excluding them will help investors to better understand our operating results and more accurately compare them across periods. We have not adjusted the historical presentation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin because acquisition and integration costs in prior periods were not material to the Company’s results of operations.

Non-GAAP net loss in the second quarter of fiscal 2018 was $18.2 million, as compared to Non-GAAP net income of $2.0 million in the second quarter of the prior fiscal year. Non-GAAP net loss per diluted common share was $1.09 in the second quarter of fiscal 2018, as compared to Non-GAAP net income per diluted common share of $0.12 in the second quarter of the prior fiscal year.

Adjusted EBITDA was $12.9 million in the second quarter of fiscal 2018, as compared to $11.2 million in the prior year period, and Adjusted EBITDA Margin was 7.7% in the second quarter of fiscal 2018, as compared to 8.0% in the prior year period.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of over $540 million in fiscal 2017 and has approximately 1,600 employees nationwide. The Company’s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, Cain’s™, McGarvey®, Boyds® and China Mist®.

Investor Conference Call

Mike Keown, President and CEO and David G. Robson, Treasurer and CFO, will host an audio-only investor conference call today, February 6, 2018, at 5:00 p.m. Eastern time (4:00 p.m. Central time) to review the Company’s financial results for the second quarter ended December 31, 2017. The Company’s earnings press release will be available on the Company’s website at www.farmerbros.com under “Investor Relations.”

The call will be open to all interested investors through a live audio web broadcast via the Internet at-https://edge.media-server.com/m6/p/uv3hzakb-and at the Company’s website www.farmerbros.com under “Investor Relations.”  The call also will be available to investors and analysts by dialing Toll Free:  1-(844) 423-9890 or international: 1-(716) 247-5805. The passcode/ID is 1545229.

The audio-only webcast will be archived for approximately 30 days on the Investor Relations section of the Farmer Bros. Co. website, and will be available approximately two hours after the end of the live webcast.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “assumes” and other words of similar meaning. Owing to the uncertainties inherent in forward- looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission (“SEC”). Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the success of our corporate relocation plan, the timing and success of implementation of our direct-store-delivery restructuring plan, our success in consummating acquisitions and integrating acquired businesses, the adequacy and availability of capital resources to fund our existing and planned business operations and our capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of the Company’s large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the success of the Company to retain and/or attract qualified employees, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength of the economy, business conditions in the coffee industry and food industry in general, the Company's continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this press release and other factors described from time to time in the Company's filings with the SEC. The results of operations for the three and six months ended December 31, 2017 are not necessarily indicative of the results that may be expected for any future period.

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2017	2016	2017	2016
Net sales	$167,366	$139,025	$299,079	$269,513
Cost of goods sold	101,847	83,929	184,553	163,219
Gross profit	65,519	55,096	114,526	106,294
Selling expenses	49,328	39,097	88,243	77,535
General and administrative expenses	13,914	13,793	25,241	22,729
Restructuring and other transition expenses	139	3,965	259	6,995
Net gain from sale of Torrance facility	—	(37,449)	—	(37,449)
Net gains from sale of spice assets	(395)	(334)	(545)	(492)
Net losses (gains) from sales of other assets	91	114	144	(1,439)
Operating expenses	63,077	19,186	113,342	67,879
Income from operations	2,442	35,910	1,184	38,415
Other (expense) income:
Dividend income	6	270	11	535
Interest income	1	159	2	288
Interest expense	(861)	(524)	(1,384)	(913)
Other, net	554	(2,323)	641	(2,132)
Total other expense	(300)	(2,418)	(730)	(2,222)
Income before taxes	2,142	33,492	454	36,193
Income tax expense	20,910	13,416	20,200	14,499
Net (loss) income	$(18,768)	$20,076	$(19,746)	$21,694
Less: Cumulative preferred dividends, undeclared and unpaid	129	—	129	—
Net (loss) income available to common stockholders	$(18,897)	$20,076	$(19,875)	$21,694
Net (loss) income per common share available to common stockholders—basic	$(1.13)	$1.21	$(1.19)	$1.31
Net (loss) income per common share available to common stockholders—diluted	$(1.13)	$1.20	$(1.19)	$1.30
Weighted average common shares outstanding—basic	16,723,498	16,584,106	16,711,660	16,573,545
Weighted average common shares outstanding—diluted	16,723,498	16,707,003	16,711,660	16,695,687

FARMER BROS. CO.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share and per share data)

	December 31, 2017	June 30, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,414	$6,241
Short-term investments	—	368
Accounts receivable, net	62,275	46,446
Inventories	73,284	56,251
Income tax receivable	206	318
Prepaid expenses	9,176	7,540
Total current assets	150,355	117,164
Property, plant and equipment, net	178,148	176,066
Goodwill	21,861	10,996
Intangible assets, net	51,036	18,618
Other assets	7,263	6,837
Deferred income taxes	45,593	63,055
Total assets	$454,256	$392,736
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	51,218	39,784
Accrued payroll expenses	17,286	17,345
Short-term borrowings under revolving credit facility	84,430	27,621
Short-term obligations under capital leases	488	958
Short-term derivative liabilities	1,649	1,857
Other current liabilities	10,991	9,702
Total current liabilities	166,062	97,267
Accrued pension liabilities	50,505	51,281
Accrued postretirement benefits	19,112	19,788
Accrued workers’ compensation liabilities	6,365	7,548
Other long-term liabilities-capital leases	116	237
Other long-term liabilities	2,156	1,480
Total liabilities	$244,316	$177,601
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $1.00 par value, 500,000 shares authorized; Series A Convertible Participating Cumulative Perpetual Preferred Stock, 21,000 shares authorized; 14,700 and zero shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively; Liquidation preference of $38.32 at December 31, 2017	15	—
Common stock, $1.00 par value, 25,000,000 shares authorized; 16,899,667 and 16,846,002 shares issued and outstanding at December 31, 2017 and June 30, 2017, respectively	16,900	16,846
Additional paid-in capital	53,322	41,495
Retained earnings	203,289	221,182
Unearned ESOP shares	(2,145)	(4,289)
Accumulated other comprehensive loss	(61,441)	(60,099)
Total stockholders’ equity	$209,940	$215,135
Total liabilities and stockholders’ equity	$454,256	$392,736

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Six Months Ended December 31,
	2017	2016
Cash flows from operating activities:
Net (loss) income	$(19,746)	$21,694
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	15,330	10,086
Provision for (recovery of) doubtful accounts	129	(44)
Interest on sale-leaseback financing obligation	—	681
Restructuring and other transition expenses, net of payments	(958)	1,082
Deferred income taxes	19,375	13,640
Net gain from sale of Torrance facility	—	(37,449)
Net gains from sales of spice assets and other assets	(401)	(1,931)
ESOP and share-based compensation expense	1,844	2,094
Net losses on derivative instruments and investments	1,033	2,583
Change in operating assets and liabilities:
Purchases of trading securities	—	(2,959)
Proceeds from sales of trading securities	375	1,268
Accounts receivable	(8,102)	(4,545)
Inventories	(7,682)	(10,071)
Income tax receivable	112	(27)
Derivative assets (liabilities), net	(3,000)	4,329
Prepaid expenses and other assets	352	33
Accounts payable	1,264	18,356
Accrued payroll expenses and other current liabilities	1,178	(5,210)
Accrued postretirement benefits	(676)	(447)
Other long-term liabilities	(1,960)	(1,849)
Net cash (used in) provided by operating activities	$(1,533)	$11,314
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	$(39,608)	$(11,183)
Purchases of property, plant and equipment	(14,672)	(26,864)
Purchases of assets for construction of new facility	(1,577)	(21,783)
Proceeds from sales of property, plant and equipment	85	3,332
Net cash used in investing activities	$(55,772)	$(56,498)
(continued on next page)

FARMER BROS. CO.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)
	Six Months Ended December 31,
	2017	2016
Cash flows from financing activities:
Proceeds from revolving credit facility	$69,758	$34,323
Repayments on revolving credit facility	(12,949)	(15,900)
Proceeds from sale-leaseback financing obligation	—	42,455
Proceeds from New Facility lease financing obligation	—	7,662
Repayments of New Facility lease financing obligation	—	(35,772)
Payments of capital lease obligations	(591)	(641)
Payment of financing costs	(365)	—
Proceeds from stock option exercises	625	405
Net cash provided by financing activities	$56,478	$32,532
Net decrease in cash and cash equivalents	$(827)	$(12,652)
Cash and cash equivalents at beginning of period	6,241	21,095
Cash and cash equivalents at end of period	$5,414	$8,443

Supplemental disclosure of non-cash investing and financing activities:
Net change in derivative assets and liabilities included in other comprehensive (loss) income, net of tax	$(1,342)	$(1,203)
Non-cash additions to property, plant and equipment	$557	$11,253
Non-cash portion of earnout receivable recognized-spice assets sale	$545	$492
Non-cash portion of earnout payable recognized—China Mist acquisition	$—	$500
Non-cash receivable from West Coast Coffee—post-closing final working capital adjustment	$218	$—
Non-cash consideration given—Issuance of Series A preferred stock	$11,756	$—
Non-cash multiemployer plan holdback payable recognized—Boyd acquisition	$1,056	$—
Cumulative preferred dividends, undeclared and unpaid	$129	$—

Non-GAAP Financial Measures

In addition to net (loss) income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures in assessing our operating performance:

“Non-GAAP net (loss) income” is defined as net (loss) income excluding the impact of:

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets;

•	non-cash income tax expense (benefit), including the release of valuation allowance on deferred tax assets;

•	non-recurring 2016 proxy contest-related expenses;

•	non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation;

•	acquisition and integration costs;
and including the impact of:

•	income taxes on non-GAAP adjustments.

“Non-GAAP net (loss) income per diluted common share” is defined as Non-GAAP net (loss) income divided by the weighted-average number of common shares outstanding, inclusive of the dilutive effect of common equivalent shares outstanding during the period.

“EBITDA” is defined as net (loss) income excluding the impact of:

•	income taxes;

•	interest expense; and

•	depreciation and amortization expense.

“EBITDA Margin” is defined as EBITDA expressed as a percentage of net sales.

“Adjusted EBITDA” is defined as net (loss) income excluding the impact of:

•	income taxes;

•	interest expense;

•	(loss) income from short-term investments;

•	depreciation and amortization expense;

•	ESOP and share-based compensation expense;

•	non-cash impairment losses;

•	non-cash pension withdrawal expense;

•	other similar non-cash expenses;

•	restructuring and other transition expenses;

•	net gains and losses from sales of assets;

•	non-recurring 2016 proxy contest-related expenses; and

•	acquisition and integration costs.

“Adjusted EBITDA Margin” is defined as Adjusted EBITDA expressed as a percentage of net sales.

Restructuring and other transition expenses are expenses that are directly attributable to (i) the corporate relocation plan, consisting primarily of employee retention and separation benefits, facility-related costs and other related costs such as travel, legal, consulting and other professional services; and (ii) beginning in the third quarter of fiscal 2017, the DSD restructuring plan, consisting primarily of severance, prorated bonuses for bonus eligible employees, contractual termination payments and outplacement services, and other related costs, including legal, recruiting, consulting, other professional services, and travel.

In the first quarter of fiscal 2017, we modified the calculation of Non-GAAP net (loss) income and Non-GAAP net (loss) income per diluted common share (i) to exclude non-recurring expenses for legal and other professional services incurred in connection with the 2016 proxy contest that were in excess of the level of expenses normally incurred for an annual meeting of stockholders ("2016 proxy contest-related expenses") and non-cash interest expense accrued on the Torrance facility sale-leaseback financing obligation which has been included in the computation of the gain on sale upon conclusion of the leaseback arrangement, and (ii) to include income tax expense (benefit) on the non-GAAP adjustments based on the Company’s applicable marginal tax rate. We also modified Adjusted EBITDA and Adjusted EBITDA Margin to exclude 2016 proxy contest-related expenses. These modifications to our non-GAAP financial measures were made because such expenses are not reflective of our ongoing operating results and adjusting for them will help investors with comparability of our results.

Beginning in the third quarter of fiscal 2017 and for all periods presented, we include EBITDA in our non-GAAP financial measures. We believe that EBITDA facilitates operating performance comparisons from period to period by isolating the effects of certain items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). We also present EBITDA and EBITDA Margin because (i) we believe that these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry, (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness, and (iii) we use these measures internally as benchmarks to compare our performance to that of our competitors.

Beginning in the third quarter of fiscal 2017, we modified the calculation of Adjusted EBITDA and Adjusted EBITDA Margin to exclude (loss) income from our short-term investments because we believe excluding (loss) income generated from our investment portfolio is a measure more reflective of our operating results. The historical presentation of Adjusted EBITDA and Adjusted EBITDA Margin was recast to be comparable to the current period presentation.

Beginning in the fourth quarter of fiscal 2017, we modified the calculation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin to exclude acquisition and integration costs. Acquisition and integration costs include legal expenses, consulting expenses and internal costs associated with acquisitions and integration of those acquisitions. Beginning in the fourth quarter of fiscal 2017 acquisition and integration costs were significant and, we believe, excluding them will help investors to better understand our operating results and more accurately compare them across periods. We have not adjusted the historical presentation of Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, Adjusted EBITDA and Adjusted EBITDA Margin because acquisition and integration costs in prior periods were not material to the Company’s results of operations.

We believe these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company's ongoing operating performance. Further, management utilizes these measures, in addition to GAAP measures, when evaluating and comparing the Company's operating performance against internal financial forecasts and budgets.

Non-GAAP net (loss) income, Non-GAAP net (loss) income per diluted common share, EBITDA, EBITDA Margin, Adjusted EBITDA and Adjusted EBITDA Margin, as defined by us, may not be comparable to similarly titled measures reported by other companies. We do not intend for non-GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported net (loss) income to Non-GAAP net (loss) income and reported net (loss) income per common share—diluted to Non-GAAP net (loss) income per diluted common share (unaudited):

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands, except per share data)	2017	2016	2017	2016
Net (loss) income, as reported	$(18,768)	$20,076	$(19,746)	$21,694
Restructuring and other transition expenses	139	3,965	259	6,995
Net gain from sale of Torrance facility	—	(37,449)	—	(37,449)
Net gains from sale of spice assets	(395)	(334)	(545)	(492)
Net losses (gains) from sales of other assets	91	114	144	(1,439)
Non-recurring 2016 proxy contest-related expenses	—	3,719	—	4,990
Interest expense on sale-leaseback financing obligation	—	371	—	681
Acquisition and integration costs	972	—	3,382	—
Income tax (benefit) expense on non-GAAP adjustments	(258)	11,549	(1,037)	10,418
Non-GAAP net (loss) income	$(18,219)	$2,011	$(17,543)	$5,398

Net (loss) income per common share—diluted, as reported	$(1.12)	$1.20	$(1.18)	$1.30
Impact of restructuring and other transition expenses	$0.01	$0.24	$0.02	$0.42
Impact of net gain from sale of Torrance facility	$—	$(2.24)	$—	$(2.24)
Impact of net gains from sale of spice assets	$(0.02)	$(0.02)	$(0.03)	$(0.03)
Impact of net losses (gains) from sales of other assets	$0.01	$0.01	$0.01	$(0.09)
Impact of non-recurring 2016 proxy contest-related expenses	$—	$0.22	$—	$0.30
Impact of interest expense on sale-leaseback financing obligation	$—	$0.02	$—	$0.04
Impact of acquisition and integration costs	$0.06	$—	$0.20	$—
Impact of income tax (benefit) expense on non-GAAP adjustments	$(0.02)	$0.69	$(0.06)	$0.62
Non-GAAP net (loss) income per diluted common share	$(1.09)	$0.12	$(1.05)	$0.32

Set forth below is a reconciliation of reported net (loss) income to EBITDA (unaudited):

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2017	2016	2017	2016
Net (loss) income, as reported	$(18,768)	$20,076	$(19,746)	$21,694
Income tax expense	20,910	13,416	20,200	14,499
Interest expense	861	524	1,384	913
Depreciation and amortization expense	8,077	5,075	15,330	10,086
EBITDA	$11,080	$39,091	$17,168	$47,192
EBITDA Margin	6.6%	28.1%	5.7%	17.5%

Set forth below is a reconciliation of reported net (loss) income to Adjusted EBITDA (unaudited):

	Three Months Ended December 31,		Six Months Ended December 31,
(In thousands)	2017	2016	2017	2016
Net (loss) income, as reported	$(18,768)	$20,076	$(19,746)	$21,694
Income tax expense	20,910	13,416	20,200	14,499
Interest expense	861	524	1,384	913
(Income) loss from short-term investments	(21)	895	(19)	274
Depreciation and amortization expense	8,077	5,075	15,330	10,086
ESOP and share-based compensation expense	1,038	1,152	1,844	2,094
Restructuring and other transition expenses	139	3,965	259	6,995
Net gain from sale of Torrance facility	—	(37,449)	—	(37,449)
Net gains from sale of spice assets	(395)	(334)	(545)	(492)
Net losses (gains) from sales of other assets	91	114	144	(1,439)
Non-recurring proxy contest-related expenses	—	3,719	—	4,990
Acquisition and integration costs	972	—	3,382	—
Adjusted EBITDA	$12,904	$11,153	$22,233	$22,165
Adjusted EBITDA Margin	7.7%	8.0%	7.4%	8.2%